Exhibit 10.5

SECURITIES HOLDERS AGREEMENT

by and among

SEITEL HOLDINGS, LLC,

VALUEACT CAPITAL MASTER FUND, L.P.

AND

THE MANAGEMENT INVESTORS IDENTIFIED HEREIN

Dated as of January 8, 2007

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TABLE OF CONTENTS

(continued)

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DEFINED TERMS

Affiliate	4
Agreement	1
Approved Sale	6
Available Shares	13
Board of Directors	10
Common Stock	1
Company	1
Company Repurchase Notice	12
Effective Time	1
Escrow Amount	9
Escrow Notice	9
Exchange Act	4
Exchange Agreement	1
Fair Market Value	11
Holder Notice	13
Incentive Securities	1
Inclusion Notice	7
Investor	1
Investors	1
Management Investors	1
Merger Agreement	1
Merger Sub	1
Non-Included Tag Offeree	7
Option Notice	9
Performance	1
Permitted Transferee	3
Public Offering	4
Put Option	11
Release	7
Remaining Available Shares	13
Repurchase Option	12
Required Holders	6
Securities	1
Securities Act	2
Selling VAC Stockholder	7
Seitel	1
Subsidiary	11
Tag-Along Rights	8
Tag Offerees	7
Termination	11
Termination Date	12
Transfer	2
VAC Transferee	7
ValueAct Capital	1
ValueAct Capital Affiliates	3
ValueAct Capital Associates	4
ValueAct Capital Partner	3
ValueAct Capital Repurchase Notice	10
ValueAct Capital Group	4
Value Notice	13

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SECURITIES HOLDERS AGREEMENT

THIS IS A SECURITIES HOLDERS AGREEMENT, dated as of January 8, 2007 (the “Agreement”), by and among Seitel Holdings, LLC, a Delaware limited liability company (the “Company”), ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership (“ValueAct Capital”), and the individuals listed on the signature pages hereto as “Management Investors” (such individuals, the “Management Investors,” and each such individual, a , the “Management Investor”). ValueAct Capital and each of the Management Investors and any other investor in the Company who becomes a party to or agrees to be bound by this Agreement are sometimes referred to herein individually as an “Investor” and collectively as the “Investors.”

BACKGROUND

A. This Agreement is being entered into in anticipation of the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 31, 2006 (the “Merger Agreement”), by and among the Company, Seitel Acquisition Corp., a Delaware corporation (“Merger Sub”) and Seitel, Inc., a Delaware corporation (“Seitel”), and the Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), among the Company and the Management Investors.

B. Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Seitel with Seitel surviving as a wholly-owned subsidiary of the Company. The Company is expected to be converted to a Delaware corporation concurrently with the completion of the Merger (such time concurrent with the completion of the Merger as of which such conversion has been effected, the “Effective Time”).

C. Pursuant to the terms of the Exchange Agreement, at the Effective Time the Investors will hold the number of shares of common stock, par value $0.001 of the Company (the “Common Stock”), in each case as set forth opposite such Investor’s name on Schedule I hereto.

D. The Investors and the Company wish to set forth herein certain agreements regarding their future relationships and their rights and obligations with respect to Securities (as defined below) of the Company, which agreements shall be effective from after the Effective Time.

E. As used herein, the term “Securities” shall mean Common Stock (including but not limited to any shares of Common Stock issued in connection with the exercise of options issued pursuant to the Seitel Holdings, Inc. 2007 Non-Qualified Stock Option Plan, which shares of Common Stock are referred to herein as “Incentive Securities”) and any other shares of capital stock of the Company, and any securities convertible into or exchangeable for such capital stock, and any options (including any options now or hereafter issued to Investors, including but not limited to options issued pursuant to the Seitel Holdings, Inc. 2007 Non-Qualified

Stock Option Plan), warrants or other rights to acquire such capital stock or securities, now or hereafter held by any party hereto, including all other securities of the Company (or a successor to the Company) received on account of ownership of Common Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

Terms

In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

RESTRICTIONS ON TRANSFER OF SECURITIES

1.1. Restrictions on Transfers of Securities. The following restrictions on Transfer (as defined in Section 1.1(a) below) shall apply to all Securities owned by any Investor or Permitted Transferee (as defined in Section 1.1(b) below), except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof:

(a) No Investor or Permitted Transferee other than ValueAct Capital shall Transfer (other than in connection with a redemption or purchase by ValueAct Capital, a ValueAct Capital Affiliate or the Company) any Securities unless (i) such Transfer is to a person approved in advance in writing by the Required Holders (as defined in Section 2.2(a)), and (ii) such Transfer complies with the provisions of this Section 1.1 and Article II hereof. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, “Transfer” includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or grant of voting rights (except for the voting agreement set forth in Article III hereof) or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer, together with, if requested by the Company, a written opinion of legal counsel, addressed to the Company and the transfer agent for the Company’s equity securities, if other than the Company, and reasonably satisfactory in form and substance to the Company, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act of 1933, as amended (the “Securities Act”). Each certificate evidencing the

Securities transferred shall bear the legends set forth in Section 1.2(a) hereof, except that such certificate shall not bear the legend contained in the first paragraph of Section 1.2(a) hereof if the opinion of counsel referred to above is to the further effect that such legends is not required in order to establish compliance with any provision of the Securities Act.

Nothing in this Section 1.1(a) shall prevent the Transfer, free of any restrictions under this Agreement, of Securities by an Investor or a Permitted Transferee to one or more of its Permitted Transferees or to the Company, ValueAct Capital or a ValueAct Capital Affiliate; provided, however, that each such Permitted Transferee (except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it was an Investor (or if the Permitted Transferee was a Management Investor, a Management Investor) hereunder; and provided further, however, that (i) no person (other than a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall be a Permitted Transferee unless such transferee executes and delivers a joinder to this Agreement reasonably satisfactory in form and substance to the Company which joinder states that such person agrees to be fully bound by this Agreement as if it were an Investor (or if the transferor to the Permitted Transferee is a Management Investor hereunder, as a Management Investor) hereunder, and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act and any applicable state securities laws or pursuant to an available exemption therefrom.

(b) As used herein, “Permitted Transferee” shall mean:

(i) in the case of any Investor who is a natural person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any trust for the sole benefit of such person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any corporation, partnership or limited liability company in which the direct and beneficial owner of all of the equity interests is such individual person or such person’s spouse or children or grandchildren (in each case, natural or adopted);

(ii) in the case of any Investor or Permitted Transferee who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person’s assets;

(iii) in the case of ValueAct Capital or its Permitted Transferees, (I) a general partner, managing partner or managing member of ValueAct Capital or a managing member of VA Partners, LLC or ValueAct Capital Management, LLC (each of the foregoing, a “ValueAct Capital Partner”) and any corporation, partnership, limited liability company or other entity that is controlled by a ValueAct Capital Partner or that is an Affiliate (as hereinafter defined) of ValueAct Capital or any ValueAct Capital Partner, or ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., ValueAct Capital International, Ltd. and its successor ValueAct Capital International I, L.P. or ValueAct Capital International II, L.P. (each of the entities and individuals described in this clause (iii)(I) collectively, “ValueAct Capital Affiliates”), (II) any present or former managing director, director, general partner, limited partner, member, officer or employee of ValueAct Capital, a ValueAct Capital Partner or any ValueAct Capital Affiliate, or any spouse or lineal descendant (natural or adopted), sibling or parent of any of the foregoing persons in this clause (II) or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (II) (provided that no ValueAct Capital Affiliate that becomes such an entity primarily for the purpose of effecting a transfer of Securities shall be considered a Permitted Transferee) (collectively, “ValueAct Capital Associates”), and (III) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only ValueAct Capital, ValueAct Capital Partners, ValueAct Capital Affiliates or ValueAct Capital Associates (the persons referred to in (I) through (III), together with ValueAct Capital, being collectively referred to as the “ValueAct Capital Group”); provided, however, that prior to the Company’s initial Public Offering (as defined below), no limited partner of any of ValueAct Capital, ValueAct Capital Partner, or ValueAct Capital Affiliate shall constitute a Permitted Transferee to the extent that a Transfer of Securities to such limited partner would cause the Company to be subject to registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used herein, “Public Offering” means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company’s or a Subsidiary’s employees or security holders or to security holders of a corporation or other entity being acquired by, or merged with, the Company or used to offer or sell a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds from such offering is attributable to the equity securities and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Exchange Act) in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $50,000,000.

(iv) in the case of any Investor or Permitted Transferee, any person if such person takes such Securities pursuant to a sale in connection with a Public Offering or, following a Public Offering, in open market transactions or under Rule 144 under the Securities Act.

(c) As used herein, “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person.

1.2. Legend. Any certificates representing Securities shall bear the following legend (in addition to any other legend required under applicable law):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE

AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG THE CORPORATION AND THE HOLDERS SPECIFIED THEREIN, AS AMENDED FROM TIME TO TIME (THE “SECURITIES HOLDERS AGREEMENT”), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

1.3. Notation. A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

ARTICLE II.

OTHER COVENANTS AND REPRESENTATIONS

2.1. Inspection and Access. The Company and its Subsidiaries (as defined below) shall provide to ValueAct Capital (so long as it or its Permitted Transferees (other than Permitted Transferees pursuant to Section 1.1(b)(iv)) own any Securities) true and correct copies of all quarterly and annual financial reports of the Company and its Subsidiaries and budgets prepared by or on behalf of the Company and its Subsidiaries, and such other documents, reports, financial data and other information as such party may reasonably request. The Company shall permit any authorized representatives designated by each such party to visit and inspect any of the properties of the Company and its Subsidiaries, including its and their books of account (and to make copies and take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision the Company authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Company and its Subsidiaries, whether or not a representative of the Company is present), all at such reasonable times and as often as such party may reasonably request.

2.2. Sale of the Company.

(a) So long as the Company has not consummated a Public Offering, if the Required Holders approve the sale of the Company, whether by merger, consolidation, sale of outstanding capital stock, sale of all or substantially all of its assets or otherwise (any of the foregoing, an “Approved Sale”), (i) each Investor and Permitted Transferee will consent to, vote for and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, (ii) if the Approved Sale is structured as a sale of stock, each Investor and Permitted Transferee will agree to sell and will be permitted to sell all of such Investor’s or Permitted Transferee’s Common Stock on the terms and conditions approved by the Required Holders, and (iii) if the Approved Sale includes the sale, exchange, redemption, cancellation or other disposition of securities convertible into or exchangeable for capital stock of the Company, or options, warrants or other rights to purchase such capital stock or securities, each Investor or Permitted Transferee will sell, exchange, redeem, agree to cancel or otherwise dispose of such Securities or options, warrants or other rights on the terms and conditions approved by the Required Holders. Each Investor and Permitted Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale. As used herein, the term “Required Holders” means, as of any date, the holder(s) of the majority of the shares of Common Stock then outstanding.

(b) The obligations of each of the Investors and Permitted Transferees with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale, all of the Investors and Permitted Transferees holding Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received in respect of Common Stock, all Investors and Permitted Transferees holding Common Stock will be given the same option and (ii) in the case of a holder of any securities referred to in clause (iii) of paragraph (a) above, (I) in the event such Securities are vested, the holder shall receive in such Approved Sale, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, either (x) the same securities or other property that such holder would have received if such holder had converted, exchanged or exercised such security immediately prior to such Approved Sale (after taking into account the conversion, exchange or exercise price applying to such Security and any applicable tax obligations of the holder in connection with such conversion, exchange or exercise) or (y) a security convertible or exchangeable for, or option, warrant or right to purchase, capital stock or other securities of a successor entity having substantially equivalent value, or (II) in the case where such securities are not vested, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, such securities shall be cancelled.

(c) Each Investor and Permitted Transferee acknowledges that its or his or her pro rata share (based upon the number of shares of Common Stock owned (or acquirable pursuant to options, warrants or other rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock) by such holder) of the aggregate proceeds of an Approved Sale may be reduced by transaction expenses related to such Approved Sale.

2.3. Corporate Opportunity. To the fullest extent permitted by any applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to ValueAct Capital or ValueAct Capital Affiliates or representatives thereof (including any directors of the Company designated by such persons). In particular, (a) ValueAct Capital and ValueAct Capital Affiliates shall have the right to engage in business activities, whether or not in competition with the Company or any of its Subsidiaries or the Company’s or any of its Subsidiaries’ business activities, without consulting any other Investor, and (b) ValueAct Capital and ValueAct Capital Affiliates shall not have any obligation to any other Investor with respect to any opportunity to acquire property or make investments at any time.

2.4. Tag-Along Rights.

(a) A member of the ValueAct Capital Group shall not sell or otherwise effect the Transfer of any Common Stock (or other Securities) (in one or a series of transactions) to a third party other than a Permitted Transferee or to the Company (in either case, the “VAC Transferee”) unless all other Investors at such time (the “Tag Offerees”) are offered an opportunity to participate ratably (as determined according to Section 2.4(b) below) in such transaction on the same terms as are to be received by the selling member of the ValueAct Capital Group (the “Selling VAC Stockholder”).

(b) Prior to any sale of any Common Stock subject to these provisions, the Selling VAC Stockholder shall notify the Company in writing of the proposed sale. Such notice (the “Inclusion Notice”) shall set forth: (A) the number of shares of Common Stock subject to the proposed sale; (B) the name and address of the VAC Transferee; and (C) the proposed amount of consideration and terms and conditions of payment offered by such VAC Transferee. The Company shall promptly, and in any event within 10 days of the receipt by the Company of the Inclusion Notice, mail or cause to be mailed the Inclusion Notice to each Investor who owns shares of Common Stock. An Investor may exercise the tag-along right pursuant to this Section 2.4(a) and 2.4(b) (the “Tag-Along Right”) by delivery of a written notice (the “Tag-Along Notice”) to the Selling VAC Stockholder within 10 days of the date the Company mailed or caused to be mailed the Inclusion Notice. The Tag-Along Notice shall state the number of shares of Common Stock that the Investor proposes to include in the proposed sale upon the terms and conditions set forth in the Inclusion Notice; provided, however, that if the proposed VAC Transferee is unwilling to purchase all of the Common Stock requested to be sold by all exercising Tag Offerees together with the Selling VAC Stockholder, then each Tag Offeree shall have the right to sell pursuant to such VAC Transferee’s offer, and upon the terms and conditions set forth in the Inclusion Notice, a number of such Tag Offeree’s shares of Common Stock equal to such Tag Offeree’s pro rata percentage (based on the shares of Common Stock held by the Selling VAC Stockholder and Tag Offerees exercising their Tag-Along Rights) of Common Stock proposed to be transferred by the Selling VAC Stockholder pursuant to this Section 2.4. If any Investor elects not to participate in full or in part on a pro-rata basis, the Selling VAC Stockholder may increase the number of shares sold by it or him or her by the number of shares any such Investor elects not to include pursuant to the terms hereof. If no Tag-Along Notice is received during the 10-day period referred to above, the Selling VAC

Stockholder shall have the right for a 120-day period to effect the proposed sale of shares of Common Stock on terms and conditions no more favorable than those stated in the notice and in accordance with the provisions of this Section 2.4.

(c) If the proposed VAC Transferee of Common Stock proposed to be transferred by a Selling VAC Stockholder is unwilling to purchase any Common Stock from a Tag Offeree even after any pro rata reduction pursuant to Section 2.4(b) (a “Non-Included Tag Offeree”), such Non-Included Tag Offeree may elect to require such Selling VAC Stockholder to purchase from such Non-Included Tag Offeree, for cash (in U.S. dollars), Common Stock having a purchase price equal to the aggregate purchase price such Non-Included Tag Offeree would have received in connection with the closing of such sale by the Selling VAC Stockholder if such Non-Included Tag Offeree had been able to exercise its Tag-Along Rights (but only to the extent of its pro rata percentage) with respect to such sale. The closing of such sale to the Selling VAC Stockholder shall occur concurrently with or immediately following such sale by the Selling VAC Stockholder.

(d) Each Investor acknowledges for itself, himself or herself and his, her or its transferees that ValueAct Capital or another member of the ValueAct Group may grant in the future tag-along rights to other holders of Common Stock and such holders will (a) have substantially the same opportunity to participate in sales by a member of the ValueAct Group as provided to the parties hereto, and (b) be included in the calculation of the pro rata basis upon which Investors may participate in a sale.

(e) The tag-along obligations of a Selling VAC Stockholders and the rights of the Investors with respect thereto provided under this Section 2.4 shall terminate upon the earlier of (a) such time as at least ten percent (10%) of the outstanding shares of Common Stock shall have been sold pursuant to a Public Offering and (b) as to the ValueAct Capital Group and its Affiliates, the day after the date on which the ValueAct Capital Group and its Affiliates own less than ten percent (10%) of the Common Stock on a fully diluted basis.

(f) Notwithstanding the requirements of this Section 2.4, a Selling VAC Stockholder may sell shares of Common Stock at any time without complying with the requirements of Section 2.4(b) so long as the Selling VAC Stockholder or the VAC Transferee deposits into escrow with a third party at the time of sale or other Transfer that amount of the consideration received in such sale or other Transfer equal to the “Escrow Amount.” The “Escrow Amount” shall equal that amount of consideration as all the Investors would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Investor (A) delivered a Tag-Along Notice to the Selling VAC Stockholder in the time period set forth in Section 2.4(b) and (B) proposed to include all of his, her or its shares of Common Stock in the sale. No later than five (5) business days after the date of the sale, the Selling VAC Stockholder shall notify the Company in writing of the sale. Such notice (the “Escrow Notice”) shall set forth the information required in the Inclusion Notice, and in addition, such notice shall state the name of the escrow agent. The Company shall promptly, and in any event within 10 days, mail or cause to be mailed the Escrow Notice to each Investor. A holder may exercise his, her or its tag-along right with respect to an Escrow Notice by delivery to the Selling VAC Stockholder, within 10 days of the date the Company mailed or caused to be mailed the Escrow Notice, of (i) a written notice specifying the number of shares of Common Stock it, he or she proposes to sell and (ii) the certificates for such shares of Common Stock, with stock powers duly endorsed in blank. Promptly after the expiration of the 10th day after the Company has mailed or caused to be mailed the Escrow Notice, (A) the Selling VAC Stockholder shall purchase that number of shares of Common Stock as the Selling VAC Stockholder would have been required to include in the sale had the Selling VAC Stockholder complied with the provisions of Section 2.4(b), (B) all shares of Common Stock not required to be purchased by the Selling VAC Stockholder shall be returned to the applicable Investors, and (C) all remaining funds and other consideration held in escrow shall be released to the Selling VAC Stockholder. If the Selling VAC Stockholder received consideration other than cash in its sale, the Selling VAC Stockholder shall purchase the shares of Common Stock tendered by paying to the Investors non-cash consideration and cash in the same proportion as received by the Selling VAC Stockholder in the sale.

(g) Notwithstanding anything in this Agreement to the contrary, a Selling VAC Stockholder may make any of the following Transfers without offering the Investors the opportunity to participate: (i) sales in connection with a Public Offering under the Securities Act or following a Public Offering in open market transactions or under Rule 144 under the Securities Act and (ii) sales pursuant to an Approved Sale, provided, however, that for purposes of this Section 2.4(g)(ii) only, a transaction in which the Selling VAC Stockholder does not sell or otherwise dispose of all of its, his or her Common Stock and other capital stock of the Company shall not be considered an Approved Sale enabling a Transfer to be made without the Investors either being offered the opportunity to participate in accordance with Section 2.4(b) or the Selling VAC Stockholder complying instead with Section 2.4(f).

(h) Each Investor who exercises his, her or its rights pursuant to this Section 2.4 shall, at the request of the Selling VAC Stockholder and without further cost and expense to the Selling VAC Stockholder , execute and deliver such other instruments of conveyance and transfer, including any sales or indemnification agreements, and take such other actions as may reasonably be requested to consummate the proposed sale of Common Stock by the Selling VAC Stockholder and the Investors who have exercised their tag-along rights pursuant to this Section 2.4.

ARTICLE III.

CORPORATE ACTIONS

3.1. Certificate of Incorporation and Bylaws. Each Investor has reviewed the Certificate of Incorporation and Bylaws of the Company in the forms attached hereto as Exhibit A and Exhibit B, respectively, and each Investor who executes this Agreement on the closing date contemplated by the Merger Agreement hereby approves and ratifies the same.

3.2. Directors and Voting Agreements.

(a) Each Investor and Permitted Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock entitled to vote owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of the Company (the “Board of Directors”) is composed of such number of directors as determined by ValueAct Capital. The initial Board of Directors shall be composed of: Robert D. Monson, Peter H. Kamin, Gregory P. Spivy and Jeffrey W. Ubben.

(b) Each Investor and Permitted Transferee agrees to take all necessary action to cause the composition of the Board of Directors to remain in accordance with Section 3.2(a) hereof (including, without limitation, voting or causing to vote or acting by written consent with respect to, all shares of Common Stock entitled to vote thereon or any other voting capital stock of the Company now or hereafter owned or held by such Investor or Permitted Transferee in favor of such persons) and to act itself (if a member of the Board of Directors) or cause its designee (if any) on the Board of Directors to vote or act by written consent to cause the composition of the Board of Directors to remain in accordance with Section 3.2(a) hereof.

(c) In the event ValueAct Capital, together with its respective Affiliates and Permitted Transferees, owns in the aggregate less than 50% of the outstanding Common Stock, the rights of the Company to designate all of the directors of the Company as set forth in paragraph (a) above shall be modified to provide that so long as ValueAct Capital, its Affiliates and Permitted Transferees continue to own Securities of the Company, ValueAct Capital shall have the right to designate the percentage of directors equal to the number of Securities collectively owned by ValueAct Capital, its Affiliates and Permitted Transferees divided by the aggregate number of issued and outstanding shares of Common Stock. In the event this percentage would give ValueAct Capital the right to designate a fraction of a director, such fractional right shall be deemed the right to designate one additional director.

3.3. Right to Remove Certain of the Company’s Directors. ValueAct Capital may request that any director be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor and Permitted Transferee shall promptly consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by it for the removal of such person as a director.

3.4. Right to Fill Certain Vacancies on the Board of Directors. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) or if otherwise there shall exist or occur any vacancy on the Board of Directors, such vacancy shall not be filled by the remaining members of the Board of Directors, but each Investor and Permitted Transferee hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon or any other voting capital stock of the Company now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by the Investor or Investors then entitled to designate such director under Section 3.2 hereof.

3.5. Directors of Subsidiaries. If requested by ValueAct Capital, the Company shall cause the board of directors of any “Subsidiary” (defined as “a corporation, partnership, limited liability company or other business entity with respect to which the Company and/or any direct or indirect subsidiary of the Company individually or collectively own 50% or more of the total combined voting power of all classes of stock (or other voting interests)”) to be identical to the Board of Directors, except in the case of any foreign Subsidiaries which may have a board of directors containing additional members in order to comply with the applicable foreign laws.

3.6. Amendment of Certificate and Bylaws. Each Investor and Permitted Transferee agrees that it shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company’s Certificate of Incorporation or Bylaws inconsistent with Article III of this Agreement unless ValueAct Capital consents in writing thereto.

3.7. Officers. Each Investor approves the election of such officers as may be elected or appointed by the Company or the Board of Directors.

ARTICLE IV.

ADDITIONAL RESTRICTIONS ON SECURITIES HELD BY MANAGEMENT INVESTORS

4.1. Repurchase and Put Options. If a Management Investor is no longer an employee or director, as applicable, of the Company or any of its Subsidiaries for any reason (the “Termination”), all of the Securities (including but not limited to Incentive Securities) held by that Management Investor (whether held directly by the Management Investor or by one or more of his or her Affiliates or Permitted Transferees, other than the Company, ValueAct Capital or a ValueAct Capital Affiliate) will be subject to repurchase by ValueAct Capital and the Company, at their option, pursuant to the terms and conditions set forth in this Article IV (the “Repurchase Option”). If the Repurchase Option is not exercised with regard to all applicable Securities consisting of Common Stock or other shares of capital stock of the Company following a Termination, then all, but not less than all, such remaining Securities consisting of Common Stock or other shares of capital stock of the Company held by such holder will be subject to repurchase by ValueAct Capital, at the option of such holder (which option may only be exercised with respect to all such Securities held by the holder), pursuant to the terms and conditions set forth in this Article IV (the “Put Option”).

4.2. Repurchase Price. At any time on or after the date of Termination (“Termination Date”), ValueAct Capital and the Company may elect to repurchase all or a portion of the Securities held by the Management Investor, and the Management Investor and his or her Affiliates or Permitted Transferees may elect to require ValueAct Capital to repurchase any Common Stock or other shares of capital stock of the Company, in each case at the Fair Market Value (as defined below) on the Termination Date in accordance with Sections 4.4, 4.5, 4.6 or 4.7 of this Agreement, as applicable.

4.3. Certain Obligations of the Company. In addition to any other obligation of the Company set forth herein, in the event of any Termination, the Company shall give ValueAct Capital prompt notice of any Termination, which notice of Termination shall in any event be given to ValueAct Capital by the Company within two (2) business days of the Termination Date (as defined below). The Company also shall be required to inform ValueAct Capital in writing promptly following the request of ValueAct Capital at any time and from time to time of (i) the total number of Securities held by any Management Investor, such Management Investor’s Affiliates and such Management Investor’s Permitted Transferees (collectively, the “Available Shares”) and (ii) the price for each Available Share.

4.4. Repurchase by ValueAct Capital. ValueAct Capital, or ValueAct Capital’s designated ValueAct Capital Affiliate(s), may elect to purchase any or all of the Available Shares held by any Management Investor by delivery of written notice (the “ValueAct Capital Repurchase Notice”) to the Management Investor and to the Company (and/or his or her Affiliates and transferees, as appropriate) within 180 days after the Termination Date. The ValueAct Capital Repurchase Notice shall set forth the number and type of Securities to be acquired from the Management Investor and his or her Affiliates and Permitted Transferees, the aggregate consideration to be paid for such Securities and the time and place for the closing of the transaction. The number of Securities to be repurchased by ValueAct Capital or ValueAct Capital’s designated ValueAct Capital Affiliate(s) shall first be satisfied to the extent possible from the Common Stock held by the Management Investor at the time of delivery of the ValueAct Capital Repurchase Notice. If the number of Securities then held by the Management Investor is less than the total number of Securities ValueAct Capital or its designated ValueAct Capital Affiliate(s) has elected to repurchase, then ValueAct Capital or ValueAct Capital’s designated ValueAct Capital Affiliate(s) shall repurchase the remaining shares elected to be repurchased first from the Management Investor’s Affiliates, and then from the Management Investor’s Permitted Transferees.

4.5. Repurchase by the Company. If for any reason ValueAct Capital or its designated ValueAct Capital Affiliate(s) does not elect to repurchase all of the Securities pursuant to the Repurchase Option, then the Company shall be entitled to exercise ValueAct Capital’s Repurchase Option in the manner set forth in Section 4.4 to purchase all of the Securities not purchased by ValueAct Capital or ValueAct Capital’s designated ValueAct Capital Affiliate(s) (the “Remaining Available Shares”). As soon as practicable after the Company has determined that there shall be Remaining Available Shares, but in any event within 20 days after the delivery of a ValueAct Capital Repurchase Notice or 20 days after the date which is 180 days after the Termination Date, whichever is earlier, the Company shall notify the Management Investor and any other holder(s) of Securities as to whether the Company will be purchasing the Securities from the Investor(s) (the “Company Repurchase Notice”), which Company Repurchase Notice shall set forth the number and type of Securities to be acquired from the Management Investor and his or her Affiliates and Permitted Transferees, the aggregate consideration to be paid for such Securities and the time and place for the closing of the transaction.

4.6. Repurchase by ValueAct Capital at the Option of the Holder. (a) If for any reason ValueAct Capital or its designated ValueAct Capital Affiliate(s) or the Company does not elect to repurchase all of the Securities consisting of Common Stock or other shares of capital stock of the Company pursuant to the Repurchase Option, then the Management Investor and any other holder(s) of Common Stock or other shares of capital stock subject to the Repurchase Option shall be entitled to require ValueAct Capital to repurchase such Securities (provided that ValueAct Capital may designate a ValueAct Capital Affiliate to repurchase such Securities). Within 30 days after the date on which the Company Repurchase Option expires or 30 days after the date that the Company exercised the Company Repurchase Option (in the event that it elected to repurchase less than all of such Investor’s Securities consisting of Common Stock or other Capital Stock of the Company), the Investor and/or any other such holder(s) may notify the Company and ValueAct Capital of its intent to exercise its Put Option with respect to all Securities that such holder owns which consist of Common Stock or other capital stock of the Company (the “Holder Notice”). Within 30 days after receipt of a proper Holder Notice, the Company shall notify the relevant holder(s) and ValueAct Capital of the relevant Fair Market Value as determined by the Board (the “Value Notice”), and of the time and place for the closing of the transaction.

(b) Each Investor and/or any other such holder who delivers a Holder Notice shall, at the request of the Company or ValueAct Capital and without further cost and expense to the the Company or ValueAct Capital , execute and deliver such other instruments of conveyance and transfer, including any sales or indemnification agreements, and take such other actions as may reasonably be requested to consummate the Transfer. At the closing, the Investor and/or such other holder will deliver certificates representing all the Securities subject to the Put Option (accompanied by appropriate documentation of authority to transfer). The Investor and/or such other holder will deliver such securities free and clear of all liens, claims and encumbrances (other than any encumbrances arising under this Agreement). The Company will be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.

4.7 Closing. The closing of the transactions contemplated by this Article IV will take place on the date designated in the applicable ValueAct Capital Repurchase Notice, Company Repurchase Notice or Value Notice, which date, in the case of a repurchase pursuant to Section 4.4 or 4.5 above, will not be more than 30 days after the expiration of the 180 day period referred to in Section 4.4 above, and in the case of a repurchase pursuant to Section 4.6 above, will not be more than 30 days after the expiration of the 30 day period referred to in Section 4.6 above. ValueAct Capital, or ValueAct Capital’s designated ValueAct Capital Affiliate(s), will pay for the Securities to be purchased by it by delivery of a check payable to the holder of such Securities. The Company will pay for the Securities to be purchased by it by first offsetting amounts outstanding under any bona fide debts owing by the Management Investor to the Company or any of its Subsidiaries, now existing or hereinafter arising (irrespective as to whether such amounts are owing by the holder of such Securities), and will pay the remainder of the purchase price by delivery of a bank check payable to the holder of such Securities.

Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Securities by the Company will be subject to applicable restrictions contained in the General Corporation Law of the State of Delaware and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Securities hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions (and, prior thereto, there shall be no breach of the terms hereof by the Company). The party or parties exercising the Repurchase Option, whether ValueAct Capital, ValueAct Capital’s designated ValueAct Capital Affiliate(s) or the Company, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Securities, including, but not limited to, representations that such seller has good and marketable title to the Securities to be transferred free and clear of all liens, claims and other encumbrances.

4.8 Fair Market Value. As used herein, “Fair Market Value” has the meaning indicated below:

“Fair Market Value” for each share of Securities means, as of the date the ValueAct Capital Repurchase Notice or the Company Repurchase Notice is given, the relevant fair market value price as determined in good faith by the Board of Directors. If the Management Investor or current holder of the Management Investor’s Securities disagrees with such determination, the Board and the Management Investor will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 10 days after the delivery of notice to the Board of Directors of such Management Investor’s disagreement, the Fair Market Value shall be determined by an independent and nationally recognized appraiser selected by the Board (subject to the approval of the Management Investor, not to be unreasonably withheld), which appraiser shall be instructed to submit to the Board and the Management Investor a report within 30 days of its engagement setting forth such determination. The costs and expenses of such appraiser shall be borne 50% by the Company and 50% by the Management Investor, unless (i) the appraiser’s valuation is not less than 25% greater than the amount determined by the Board, in which case 100% of the costs and expenses of the appraiser shall be borne by the Company or (ii) the appraiser’s valuation is not more than 10% greater than, or is less than or equal to, the amount determined by the Board, in which case 100% of the costs and expenses of the appraiser shall be borne by the Management Investor. The determination of such appraiser shall be final and binding upon all parties. Notwithstanding the foregoing, if any appraisal under this subparagraph (b) has been completed within the six month period prior to the determination of the Board, at the option of the Company, such appraised value shall be the final and binding Fair Market Value for purposes hereof. The termination of the exercise period of the Repurchase Option set forth in Section 4.4 and of the Put Option set forth in Section 4.6, as applicable, shall be tolled during the pendency of and until ten (10) days following the conclusion of any negotiation or arbitration of the Fair Market Value. Further, in the event of any such negotiation or arbitration, the Company and/or ValueAct Capital, as applicable, shall have the right to revoke any notice of exercise of the Repurchase Option previously given by such party and the applicable holder(s) shall have the right to revoke any notice of exercise of the Put Option previously given by such party, as applicable (provided that, in either case, no closing with respect thereto has occurred).

ARTICLE V.

MISCELLANEOUS

5.1. Effective Time. The provisions of Articles I, II, III and IV of this Agreement shall be effective from and after the Effective Time. The provisions of this Article V are effective from and after the date hereof.

5.2. Amendment and Modification. Prior to the Effective Time, this Agreement may be amended or modified, or any provision hereof may be waived, provided, however, that such amendment, modification or waiver is set forth in a writing executed by the parties hereto, provided, further, however, that in the event of a breach or default by one or more of the Management Investors hereunder, an amendment hereto need not be signed by such Management Investor to be effective if such Management Investor will no longer be a party to the Agreement after giving effect to such amendment. From and after the Effective Time, this Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by the Company and the Required Holders; provided, however, that any amendment of this Agreement which materially adversely affects any Investor in a manner materially different from other Investors (other than due to any difference in the number of shares or other Securities owned by any such Investor) shall require the prior written consent of such Investor. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

5.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto. Except as contemplated hereby within this Section 5.3 or in connection with Transfers of Securities permitted by this Agreement, this Agreement, and any rights or obligations existing hereunder, may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto.

5.4. Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

5.5. Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company:

Seitel Holdings, LLC

c/o ValueAct Capital Master Fund, L.P.

435 Pacific Avenue, 4th Floor

San Francisco, CA 94133

Telecopier: (415) 362-5727

Attention: Allison Bennington, General Counsel

with a required copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Facsimile: (215) 994-2222

Attention: Christopher G. Karras

If to ValueAct Capital, to:

ValueAct Capital Master Fund, L.P.

435 Pacific Avenue, 4th Floor

San Francisco, CA 94133

Telecopier: (415) 362-5727

Attention: Allison Bennington, General Counsel

with a required copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Telecopier: (215) 994-2222

Attention: Christopher G. Karras

if to any of the Management Investors, to such Management Investor’s address as set forth on the signature page hereto or such other address as may be specified from time to time in writing to the Company by such Management Investor.

All such notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telecopier (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by nationally recognized overnight courier service or by certified or registered mail, postage prepaid) or on the second business day after being sent by nationally recognized overnight courier service or on the fifth business day after being sent by registered or certified mail (postage prepaid, return receipt requested) to the respective party.

5.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

5.7. Headings; Definitions. The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

5.8. Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

5.9. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

5.10. Termination. This Agreement shall terminate (a) on the written agreement of the Investors who are parties hereto or when all the Investors except any one Investor no longer hold any Securities, (b) if the Effective Time shall not have occurred, upon the termination of the Merger Agreement in accordance with its terms or (c) upon the date of the consummation of the Company’s initial Public Offering. If this Agreement terminates pursuant to Section 5.10(b), this Agreement shall become void and of no effect with no liability on the part of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach by such party of this Agreement.

5.11. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

5.12. Party No Longer Owning Securities. If a party hereto ceases to own any Securities after the Effective Time and following the consummation of a transaction permitted under this Agreement, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

5.13. No Effect on Employment. Nothing herein contained shall confer on the Management Investor the right to be employed by or remain in the employ or service of the Company or any of its Subsidiaries or Affiliates.

5.14. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

5.15. Future Individual Investors. The parties hereto agree that any current or future employee of the Company or any of its Subsidiaries or other person who agrees to purchase Securities from the Company subsequent to the date hereof may become a signatory to this Agreement by executing a written instrument setting forth that such person agrees to be bound by the terms and conditions of this Agreement and this Agreement will be deemed to be amended to include such person as a Management Investor (or Investor, as determined by the Company) and the number of Securities purchased by him or her. Without limiting the generality of the foregoing, any person who has received an award of options to purchase Common Stock under the Seitel Holdings, Inc. 2007 Non-Qualified Stock Option Plan shall be bound by the terms and conditions of the Agreement as a Management Investor.

5.16. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Holders Agreement the day and year first above written.

COMPANY	SEITEL HOLDINGS, LLC

BY: VA Partners, LLC, its Manager

	By:	/s/ Authorized Signatory
Name:
	Title:	Managing Member

VALUEACT CAPITAL	VALUEACT CAPITAL MASTER FUND, L.P.

By: VA Partners, LLC, its General Partner

	By:	/s/ Authorized Signatory
Name:
	Title:	Managing Member

-Signatures - i-

MANAGEMENT INVESTORS

/s/ Robert D. Monson
Robert D. Monson

Address:

Telecopier No.: ___________________
Telephone No.: ___________________

/s/ William J. Restrepo
William J. Restrepo

Address:

Telecopier No.: ___________________
Telephone No.: ___________________

/s/ Kevin P. Callaghan
Kevin P. Callaghan

Address:

Telecopier No.: ___________________
Telephone No.: ___________________

/s/ Marcia H. Kendrick
Marcia H. Kendrick

Address:

Telecopier No.: ___________________
Telephone No.: ___________________

-Signatures - ii-

MANAGEMENT INVESTORS

(continued)

/s/ Robert J. Simon
Robert J. Simon

Address:

Telecopier No.: ___________________
Telephone No.: ___________________

/s/ Garis C. Smith
Garis C. Smith

Address:

Telecopier No.: ___________________
Telephone No.: ___________________

/s/ Randall Sides
Randall Sides

Address:

Telecopier No.: ___________________
Telephone No.: ___________________

/s/ Richard Kelvin
Richard Kelvin

Address:

Telecopier No.: ___________________
Telephone No.: ___________________

-Signatures - iii-

Schedule I

Investors

Securities
Securities Holder	Common Stock
ValueAct Capital	996,553
Robert D. Monson	1,108
William J. Restrepo	580
Kevin P. Callaghan	669
Marcia H. Kendrick	183
Robert J. Simon	456
Garis C. Smith	137
Randall Sides	175
Richard Kelvin	139

Exhibit A

Certificate of Incorporation

Exhibit B

Bylaws